UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A/A
(AMENDMENT NO. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934
Pulte Homes, Inc.

(Exact name of registrant as specified in its charter)

Michigan	38-2766606
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Bloomfield Hills Parkway, Suite 300 Bloomfield Hills, Michigan	48304
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series A Junior Participating Preferred Share Purchase Rights	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☐
Securities Act registration statement file number to which this form relates: N/A (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
Item 1 of the Form 8-A filed by Pulte Homes, Inc. (“PHM”) on March 6, 2009, as amended by the Form 8-A/A filed by PHM on April 20, 2009, is amended and supplemented by adding the following:
On August 18, 2009, PHM filed a new Certificate of Designation of Series A Junior Participating Preferred Shares of Pulte Homes, Inc. (the “New Certificate of Designation”) with the Michigan Department of Energy, Labor and Economic Growth, which replaced the Certificate of Designation of Series A Junior Participating Preferred Shares, dated March 5, 2009. The New Certificate of Designation increased the designated number of Series A Junior Participating Preferred Shares from 400,000 to 500,000, and was filed in connection with an amendment to PHM’s Restated Articles of Incorporation to increase the number of authorized shares of common stock from 400 million to 500 million.
Item 2. Exhibits.

Exhibit
Number	Description of Document
3(a)	Conformed Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 of PHM’s Current Report on Form 8-K, filed on August 18, 2009).

3(b)	Certificate of Designation of Series A Junior Participating Preferred Shares of Pulte Homes, Inc., dated August 18, 2009.

3(c)	By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of PHM’s Current Report on Form 8-K, filed on April 8, 2009).

4(a)	Section 382 Rights Agreement, dated as of March 5, 2009, between PHM and Computershare Trust Company, N.A., as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 4 of PHM’s Form 8-A, filed on March 6, 2009).

4(b)	First Amendment to Section 382 Rights Agreement, dated as of April 7, 2009, between PHM and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PHM’s Current Report on Form 8-K, filed on April 10, 2009).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PULTE HOMES, INC.
Date: August 18, 2009	By:	/s/ Steven M. Cook
		Name:	Steven M. Cook
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Document
3(a)	Conformed Articles of Incorporation of Pulte Homes, Inc., as amended (Incorporated by reference to Exhibit 3.1 of PHM’s Current Report on Form 8-K, filed on August 18, 2009).

3(b)	Certificate of Designation of Series A Junior Participating Preferred Shares of Pulte Homes, Inc., dated August 18, 2009.

3(c)	By-laws of Pulte Homes, Inc. (Incorporated by reference to Exhibit 3.1 of PHM’s Current Report on Form 8-K, filed on April 8, 2009).

4(a)	Section 382 Rights Agreement, dated as of March 5, 2009, between PHM and Computershare Trust Company, N.A., as rights agent, which includes the Form of Rights Certificate as Exhibit B thereto (Incorporated by reference to Exhibit 4 of PHM’s Form 8-A, filed on March 6, 2009).

4(b)	First Amendment to Section 382 Rights Agreement, dated as of April 7, 2009, between PHM and Computershare Trust Company, N.A., as rights agent (Incorporated by reference to Exhibit 4.1 of PHM’s Current Report on Form 8-K, filed on April 10, 2009).

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